UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5910 South University Blvd, C18-193
Greenwood Village, CO 80121
_____________________________________________
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 1-800-985-0515

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Panacea Life Sciences, Inc. Acquisition

On June 30, 2021, Exactus, Inc. (the “Company”) acquired Panacea Life Sciences, Inc. (“Panacea”) pursuant to a Securities Exchange Agreement (the “Agreement”) with the shareholders of Panacea including its founder Leslie Buttorff and 22nd Century Group, Inc., (“XXII”), a principal investor.

Panacea Life Sciences is a woman-owned and woman-led company, dedicated to developing and producing the highest-quality, most medically relevant, legal, hemp-derived cannabinoid products for consumers and pets. Beginning at PANA Organic Botanicals located at Needle Rock, Colorado and throughout its 51,000 square foot, state-of-the-art, cGMP, extraction, manufacturing, testing and fulfillment center located in Golden, Colorado, Panacea operates in every segment of the CBD product value chain. From cultivation to finished goods, the company ensures its products with stringent testing protocols employed at every stage of the supply chain. Panacea offers the purest natural remedies within product lines for every aspect of life: PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™.

Panacea, which was founded by Leslie Buttorff in 2017 as a woman-owned business, attracted $14 million in investment from XXII (NYSE-American:XXII) during 2019, a leading plant biotechnology company focused on technology to decrease nicotine in tobacco plants also uses its expertise for genetic engineering of hemp plants to modify cannabinoid levels used in manufacturing CBD, CBG and CBN. Following the closing, XXII owns approximately 11.6% stake in the combined companies on a fully diluted basis.

From its 51,000 square foot cGMP certified facility in Golden, Colorado, Panacea produces soft gels, gummies, tinctures, sublingual tablets, cosmetics and other topicals for purchase online (www.panacealife.com) and in stores as well as in smart kiosk vending machines being rolled out nationally. Panacea also founded the Cannabinoid Research Center at Colorado State University and supports medical studies designed to evaluate the effects of cannabinoids in human health and wellness where several scientific studies are under way.

Ms. Buttorff entered the CBD arena when she launched a world-class SAP-based ERP system developed for the cannabis industry at Quintel-MC, Incorporated (“Quintel”) which tracks the full chain of custody for every product that has been deployed at Panacea and which distinguishes Panacea from the majority of hemp farms and CBD companies who fail to employ accurate supply-chain accounting and reporting in the emerging hemp industry.

Ms. Buttorff, age 64, became the Chief Executive Officer and Chief Financial Officer of the Company on July 1, 2021. In October, 2017 she founded Panacea, where she has served as Chief Executive Officer and director. From April 1, 2002 to date, she has been the President of Quintel, a software company with a focus on enterprise resource planning (ERP).

Ms. Buttorff has over 40 years of experience in management, marketing, consulting, technical evaluations, and financial analyses. Her experience has been focused on strategic planning, strategic customer management, operations improvement, and acquisition evaluations and integration.

Under the terms of the Agreement the Company issued Ms. Buttorff and her affiliates 1,000,000 shares of Series C Convertible Preferred Stock, 10,000 shares of Series C-1 Convertible Preferred Stock and 10,000 shares of Series D Convertible Preferred Stock, which preferred shares convert into approximately 17.8% of the Company’s Common Stock and issued Panacea shareholders including Ms. Buttorff 473,639,756 shares of Common Stock in exchange for 100% of the shares of capital stock of Panacea. On a fully diluted basis, Ms. Buttorff beneficially owns approximately 61% of outstanding Common Stock consisting of the Common Stock issuable upon conversion preferred shares and shares of Common Stock. The Company intends to change its name to Panacea Life Sciences Holdings, Inc., subject to regulatory compliance.

On June 30, 2021, the Company and Leslie Buttorff entered into an Employment Agreement (the “Employment Agreement”) whereby Ms. Buttorff is employed by the Company as its Chief Executive Officer until terminated in accordance with the terms thereof on substantially the same terms as her existing employment at Panacea including an annual salary of $380,000. Under her Employment Agreement Ms. Buttorff will also be entitled to $2.2 million of shares of the Company’s common stock upon approval of the common stock for listing on The NASDAQ Market, with the number of such shares to be determined using the 20 day daily per-share volume-weighted average price of the common stock on the day immediately prior to the day of commencement of trading on The NASDAQ Market, and vesting on June 30, 2022. Also on June 30, 2021 the Company and Ms. Buttorff and Mr. Wert entered into an Indemnification Agreement providing for indemnification and advancement of expenses in certain circumstances.

Also in connection with the Agreement, Nathan Berman became Secretary, Controller and Principal Accounting Officer on June 30, 2021. Since January, 2018, Mr. Berman has been employed by Panacea as its Controller. Previous to Panacea he was employed by Quintel as Senior Financial Consultant commencing in April, 2017. Mr. Berman’s exposure to the CBD and cannabinoid market started while working for Quintel, where he assisted in developing and implementing an Enterprise Resource Planning software called ERPCannabis; a software that can be used by public marijuana and similar companies to run back-office operations and provide financial reporting. Prior to working for Quintel, Mr. Berman worked for Media Audits International from 2013 to 2017 as an auditor providing audit and management services on behalf of large broadcast corporations.

The foregoing description of the terms of the Agreement and the Indemnification Agreements are qualified in their entirety by reference to the full text of the Agreement and the Indemnification Agreements, forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K which are incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02
Unregistered Sales of Equity Securities.

See Item 1.01 “Panacea Life Sciences, Inc. Acquisition” incorporated herein by reference.

The foregoing issuances did not involve any public offering and are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments – Resignations

On June 30, 2021, Julian Pittam resigned as director of the Company and Leslie Buttorff was appointed director. Mr. Price was a member of the Audit Committee, Compensation and Governance Committee. The resignations were not a result of any disagreement between the Company on any matter relating to the Company’s operations, policies or practices.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on June 29, 2021, John Price, a director (who had not held any officer positions with the Company), previously resigned from as a director of the Company. Effective with the resignation and appointments the size of the Company’s Board of Directors (the “Board”) is two directors consisting of Mr. Wert and Ms. Buttorff. Mr. Wert previously was Executive Chairman but resigned from that role. Following regulatory compliance, Mr. Jim Mish, CEO of XXII and Dr. Janice Nerger have agreed to join the Board together with a fifth person designated by Ms. Buttorff.

2021 Plan

On June 28, 2021, the Board approved and adopted, subject to shareholder approval on or prior to June 28, 2022, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). On July 1, 2021, the 2021 Plan was approved by the shareholders holding a majority of the capital stock of the Company.

The 2021 Plan authorizes the issuance of up to 113,383,460 shares of the Common Stock upon, subject to adjustment as described in the 2021 Plan. The 2021 Plan shall be administered by the Board or a committee appointed by the Board (the “Committee”), which shall consist of two or more directors who qualify as (i) “Independent Directors” (as such term is defined under the rules of the Nasdaq Stock Market) and (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2021 Plan authorizes the Company to grant stock options, restricted stock, preferred stock, other stock based awards, and performance awards. Awards may be granted to the Company’s directors, officers, consultants, advisors and employees. Unless earlier terminated by the Board, the 2021 Plan will terminate, and no further awards may be granted, after June 27, 2031. Subject to shareholder approval of the 2021 Plan the Board authorized approximately 70 million shares awarded to Panacea and Company participants at the Closing, consisting of 5 year options to purchase Common Stock at a price per share equal to the closing price of our Common Stock on the day immediately prior to announcement of the acquisition vesting 50% upon effectiveness of the Reverse Stock Split and 50% on the one-year anniversary of issuance. Mr. Wert was awarded options to purchase 1,000,000 shares for his services as a director, and Andrew Johnson, our then Chief Strategy Officer, was awarded options to purchase 100,000 shares for his services as an officer, which numbers for each give effect to the Reverse Stock Split.

The description of appointments and business experience of certain officers set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designations of Preferred Stock

On June 29, 2021 the Company filed with the Secretary of State of the State of Nevada three new series of preferred stock (“Preferred Stock”) designated as Series C Convertible Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock and authorized the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock in the State of Nevada. The Board designated for issuance 1,000,000, 10,000 and 10,000 shares, respectively, for issuance. Each share of Preferred Stock is convertible into shares of the Company’s Common Stock as provided in the Certificate of Designation therefore. The new Preferred Stock was issued to Ms. Buttorff and affiliates at the closing.

The foregoing description of the Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificates of Designation of Preferences, Rights and Limitations, which were filed as Exhibits 3.1, 3.2 and 3.3 to the Company’s Current Report on Form 8-K filed on June 29, 2021 and are incorporated herein by reference.

Reverse Split

On June 30, 2021, the Board authorized the Company to file a certificate of amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share on a one-for-28 basis (the “Reverse Stock Split”).

The Reverse Stock Split will be effective with the Financial Industry Regulatory Authority (“FINRA”) upon notification from FINRA and the Company’s Common Stock is expected to thereafter trade with a “D” added, under the symbol “EXDID”, for the 20 business days following approval to designate that it is trading on a post-reverse split basis. The Company will file an additional Current Report on Form 8-K and issue a press release upon notification of the trading dates by FINRA and will have a new CUSIP number together with an amendment to its Articles of Incorporation with the State of Nevada upon clearance by FINRA.

As a result of the Reverse Stock Split, every 28 shares of the Company’s pre-reverse split Common Stock will be combined and reclassified into one share of the Company’s Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to a fractional share shall receive the next higher number of whole shares.

As previously disclosed on a Current Report on Form 8-K filed on April 6, 2021, on March 31, 2021, shareholders of record holding a majority of the outstanding voting capital of the Company approved a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-twenty-five and not more than one-for-one-hundred at any time prior to December 31, 2021, with such ratio to be determined by the Board, in its sole discretion. The Reverse Stock Split ratio of one-for-28 basis was approved by the Board on June 28, 2021.

Amended Articles and Bylaws

On June 30, 2021, the Board approved an amendment to the Company’s Articles of Incorporation (“Articles Amendment”) and amendment to the Company’s bylaws (the “Bylaw Amendment”). Following the closing, the holder of the majority of the Company’s voting power approved the Articles Amendment, which will be effective following regulatory compliance including clearance by FINRA.

The Articles Amendment, which is also subject to filing with the State of Nevada, changes our name to Panacea Life Sciences Holdings, Inc. and generally updates Article VII “Indemnity” to provide indemnification for directors, officers, employees and agents of the Company serving at the request of the Company or another entity.

The Bylaw Amendment, which is effective upon approval by the Board, generally provides various procedures and requirements for Special Meetings of shareholders, sets the quorum for meetings of shareholders for the transaction of any business to one-third of the outstanding shares of stock entitled to vote, establishes procedures for action by written consent and establishing a record date for voting by written consent, establishes certain advance notice requirements for shareholder proposals, provides for discretionary and mandatory indemnification of directors, officers, employees and agents of the Company and establishes the State of New York as the sole and exclusive forum for certain disputes and litigation, including any derivative action, and action claiming breach of fiduciary duty, any action asserting a claim arising under the Nevada Revised Statues, the Articles of Incorporation of the Bylaws, and under any “internal affairs” doctrine.

The foregoing description of the proposed Articles Amendment and Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles Amendment and Bylaw Amendment which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the acquisition of Panacea under the Agreement. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits.

Exhibit No.	Description.

3.1	Amended Articles of Incorporation
3.2	Amended Bylaws
10.1	Form of Securities Exchange Agreement*
10.2	Form of Indemnification Agreement
99.1	Press Release

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Securities and Exchange Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: July 7, 2021	By: /s/ Leslie Buttorff Name: Leslie Buttorff Title: Chief Executive Officer